Exhibit 10.2

(Multicurrency – Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of June 29, 2006

BARCLAYS BANK PLC	and	ACCREDITED MORTGAGE LOAN TRUST 2006-2
(“Party A”)		(“Party B”)

have entered and/or anticipate entering into one of more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions. Accordingly, the parties agree as follows: —

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a)	General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

	BARCLAYS BANK PLC	ACCREDITED MORTGAGE LOAN TRUST 2006-2

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

By	/s/ Justin Wray	By	/s/ Patricia M. Child
Name:	Justin Wray	Name:	Patricia M. Child
Title:	Director	Title:	Vice President
Date:		Date:

Execution Copy

SCHEDULE

to the

MASTER AGREEMENT

dated as of June 29, 2006

between

BARCLAYS BANK PLC,

established as a Public Limited Company

under the laws of England and Wales

(“Party A”),

and

ACCREDITED MORTGAGE LOAN TRUST 2006-2,

a statutory trust organized

under the laws of Delaware

(“Party B”).

Part 1. Termination Provisions.

(a) “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable.

Section 5(a)(vi), Not Applicable.

Section 5(a)(vii), Not Applicable.

Section 5(b)(iv), Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable.

Section 5(a)(vi), Not Applicable.

Section 5(a)(vii), Not Applicable.

Section 5(b)(iv), Not Applicable.

(b) “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c) The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply.

(d) The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(e) The “Misrepresentation” provisions of Section 5(a)(iv) will not apply.

(f) (i) With respect to Party A only, Section 5(a)(vi) is hereby amended by deleting in the seventh line thereof the words “, or becoming capable at such time of being declared,”.

(i)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A, but not to Party B.

(ii)	If such provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means, in relation to a party, an amount equal to 3% of such party’s shareholders’ equity (determined in accordance with generally accepted accounting principles in such party’s jurisdiction of incorporation or organization) as at the end of such party’s most recently completed fiscal year.

(g) With respect to Party B only, Section 5(a)(vii)(2) will not apply.

(h) The “Merger without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(i) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply.

(j) The “Automatic Early Termination” provisions of Section 6(a) will not apply.

(k) Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(l) “Termination Currency” means U.S. Dollars.

(m) The “Additional Termination Event” provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

(n) The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply.

(o) The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

(p) The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

(a) Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

Party A is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as currently in effect), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of each Transaction it enters into through an office or discretionary agent in the United States, or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

(c) Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i) It is a trust created under an agreement governed by Delaware law.

Part 3. Agreement to Deliver Documents.

For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents, or certificates to be delivered are:

Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-8ECI and W-8BEN or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Most recently prepared annual balance sheet of Party A	Where such balance sheet is not reasonably publicly available on “EDGAR” or Party A’s internet home page, promptly following Party B’s request and in any event no later than 60 days after the end of Party A’s applicable fiscal year	Yes

Party A	Legal opinion with respect to Party A	At execution of this Agreement	No

Party A	Certified copy of Articles and Memorandum of Association	At execution of this Agreement	Yes

Party A and Party B	Incumbency certificate or other documents evidencing the authority, incumbency and specimen signature of each person executing this Agreement, any Credit Support Document or any Confirmation, as the case may be.	At execution of this Agreement	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party B	Servicer Remittance Reports	Promptly upon becoming available	Yes

Party B	Legal opinion with respect to Party B	At execution of this Agreement	No

Party B	An executed copy of the Indenture, dated as of June 1, 2006 between Party B and Deutsche Bank National Trust Company	Within 30 days after the date of this Agreement	No

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

Notices should be sent to the address of the relevant branch set forth in the relevant Confirmation (as may be amended from time to time), provided that in the case of notices or communications relating to Section 5, 6, 7, 11 or 13, such notices shall be sent to:

Address:	Barclays Capital 200 Park Avenue New York, New York 10166

Attention:	General Counsel

Telephone No.:	(212) 412-4000
Facsimile No.:	(212) 412-7519

Address for notices or communications to Party B:

Address:	c/o Accredited Home Lenders 15090 Avenue of Sciences, Suite 200, San Diego, CA 92128

Attention:	Charlie Ryan

Facsimile No.:	(858) 676-8129
Telephone No.:	(858) 676-2769

With a copy to U.S. Bank Trust National Association

Address:	209 South LaSalle Street, Suite 300 Chicago, IL 60604

Attention:	Corporate Trust Services

Facsimile No.:	(312) 325-8905

Telephone No.:	(312) 325-8902

With a copy to Deutsche Bank National Trust Company:

Address:	1761 East St. Andrew Place Santa Ana, California 92705-4934

Attention:	Trust Administration - AC0602

Facsimile: Telephone No.:	(714) 247-6329 (714) 247-6000

With a copy to:

Address:	Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041-0003

Attention:	Residential Mortgage Surveillance Group

Facsimile:	212-438-2652

With a copy to:

Address:	Moody’s Investors Service, 99 Church Street, New York, New York 10007

Attention:	Keith Wofford

Facsimile:	212-553-4773

Notwithstanding anything herein to the contrary, failure to provide a copy of any notices or communications to Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) shall not constitute an Event of Default under Section 5(a)(ii).

(b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

(c) Offices; Multibranch Parties.

(i)	The provisions of Section 10(a) will be applicable.

(ii)	For the purpose of Section 10(c):

Party A is a Multibranch Party and may act through its London and New York offices.

Party B is not a Multibranch Party.

(d) Calculation Agent. The Calculation Agent is Party A.

(e) Credit Support Document. Details of any Credit Support Document.

(i)	With respect to Party A, the ISDA Credit Support Annex executed by and between the parties to this Agreement dated as of the date hereof (the “Annex”).

(ii)	With respect to Party B, none.

(f) Credit Support Provider.

(i)	Credit Support Provider means in relation to Party A, Not Applicable.

(ii)	Credit Support Provider means in relation to Party B, Not Applicable.

(g) Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

(h) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”; and (ii) deleting the final paragraph thereof.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement.

(j) “Affiliate” will have the meaning specified in Section 14; provided, however, that for purposes of Section 3(c), such term shall only refer to any Credit Support Provider of the party and/or any party that is a Specified Entity for Bankruptcy and shall apply to Party A only. Party B shall be deemed to have no Affiliates.

Part 5. Other Provisions.

(a) Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

(b) Transfer. Section 7 is hereby amended by adding in the third line thereof after the clause “that: -” the words “provided that the Rating Agency Condition (as defined in the Indenture) is satisfied

(c) Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement, Party A hereby irrevocably waives any and all rights it may have to set-off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and Party B against any obligation between it and Party B under any other agreements; provided that nothing herein shall be construed as limiting the provisions contained in Section 2(c), 9(c) or any other Section of this Agreement with respect to the netting of the parties’ respective obligations under this Agreement or the right of Party B to exercise any set-off right, by operation of law or otherwise. Except as stated above, the provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply.

(d) Reference Market-makers. The definition of “Reference Market-makers” in Section 14 is hereby amended by adding in the fourth line thereof after the word “credit” the words “or to enter into transactions similar in nature to Transactions”.

(e) Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

(f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(g) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

(h) Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word “Document” and before the semicolon the words “(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf).”

(i) Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

(i)	No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(ii)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(iii)	No Reliance. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement and each Transaction: (i) the other party is not acting as a fiduciary or financial or investment advisor for it; (ii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement; and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(j) Consent to Assignment. Notwithstanding Section 7 of this Agreement, Party A hereby acknowledges and consents to the assignment of this Agreement, solely for security purposes for the benefit of the Noteholders, by Party B to Deutsche Bank National Trust Company, as trustee (the “Indenture Trustee”) under the Indenture. The Indenture Trustee shall not be deemed to be a party to this Agreement; provided, however, that the Indenture Trustee, acting on behalf of the Noteholders, shall have the right to enforce this Agreement, including the terms of Part 5(n), against Party A.

(k) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the counterparty; (iv) the terms of the Notes and the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Notes and the Certificates, the Sale and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes and the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence except for those matters specifically identified in this Agreement.

(l) No Recourse. The Notes represent the non-recourse obligations of Party B only and the Certificates represent an equity interest in Party B only and each of the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Notes and the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

(m) Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

(n) Additional Termination Events.

(i)	It shall be an Additional Termination Event, with Party B as the sole Affected Party, if all Indenture Collateral is liquidated following an Event of Default that has resulted in the principal of all the Notes being declared to be immediately due and payable. Furthermore, the Early Termination Date with respect to this Additional Termination Event shall be deemed to occur on the Business Day immediately preceding the distribution of any proceeds from the liquidation of the Indenture Collateral and any such amounts owed to Party A shall be deemed to be “Swap Termination Payments” as such term is defined in the Indenture.

(ii)	It shall also be an Additional Termination Event if (i) the Indenture Trustee receives direction (a “Redemption Notice”) for an optional redemption, in whole, of the Notes under Article 10 of the Indenture (a “Redemption Termination”) and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, both Party A and Party B shall be Affected Parties. Following notification from the Indenture Trustee that it has received a Redemption Notice, Party A shall provide the Indenture Trustee from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii)(2) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

(iii)	It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein), if Party A fails to comply with Part 5(r). Party B shall be entitled to (A)(1) in case of a breach of Part 5(r)(i), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(r)(i) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of a breach of Part 5(r)(ii), immediately designate an Early Termination Date, in respect of all Transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

(iv)	It shall be an Additional Termination Event, with Party B as the sole Affected Party, if the Indenture is amended or modified in a manner that materially and adversely affects Party A’s interests, without the prior consent of Party A, where such consent is required under the terms of the Indenture.

(v)	It shall be an Additional Termination Event, with Party A as the sole Affected Party, if a Swap Disclosure Event (as defined below) occurs and Party A has not, within 10 days after such Swap Disclosure Event, complied with one of the solutions listed below.

It shall be a swap disclosure event (“Swap Disclosure Event”) if at any time after the date hereof Accredited Home Lenders, Inc. (the “Sponsor”) shall notify Party A that in the reasonable discretion of the Sponsor acting in good faith, the “aggregate significance percentage” of all derivative instruments (as such term is defined in Item 1115(b)(2) of Regulation AB) provided by Party A and any of its affiliates to Party B (the “Significance Percentage”) is 10% or more.

Following a Swap Disclosure Event, Party A shall take one of the following actions at its own expense: either (I) (a) if the Significance Percentage is 10% or more, but less than 20%, Party A shall provide the information set forth in Item 1115(b)(1) of Regulation AB for Party A (or for the group of affiliated entities, if applicable) to the Sponsor or (b) if the Significance Percentage is 20% or more, Party A shall provide the information set forth in Item 1115(b)(2) of Regulation AB for Party A (or for the group of affiliated entities, if applicable) (collectively, the “Additional Swap Disclosure Information”) to the Sponsor or (II) Party A shall assign all of its rights and obligations under the Transactions to a replacement counterparty with the Required Hedge Counterparty Rating or to a counterparty whose guarantor satisfies the Required Hedge Counterparty Rating (or which satisfies the Rating Agency Condition), pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the Rating Agencies, which counterparty is willing to provide the Additional Swap Disclosure Information (with respect to itself or for its group of affiliated entities, if applicable) to the Sponsor.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (“SEC”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

(o) Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, “Indemnifiable Tax” also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

(p) Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the Indenture Collateral, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in Articles V and VIII of the Indenture, all outstanding obligations of Party B hereunder shall be extinguished. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Notes issued pursuant to the Indenture and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

(q) Acknowledgement of Pledge of Collateral. Party A acknowledges Party B’s pledge of its assets under the Indenture and understands that the proceeds of such assets will be applied, including to payments hereunder, only in the order set forth in the Indenture.

(r) Downgrade Provisions.

(i)	If Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least “BBB-” and “A-3” (if applicable) by S&P or S&P or Moody’s withdraws its ratings, Party A or such replacement counterparty shall take one of the following actions:

(A)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, shall transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

(B)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, shall collateralize its Modified Exposure (as defined in the Annex) to Party B pursuant to the Annex, subject to satisfaction of the Rating Agency Condition, as applicable;

(C)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement shall be guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

(D)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, shall take such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

(ii)	If Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating of less than “BBB-” or “A-3” (if applicable) by S&P or S&P withdraws its ratings, Party A or such replacement counterparty, as the case may be, within three (3) Local Business Days thereafter, while collateralizing its Modified Exposure (as defined in the Annex) to Party B, shall transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

(iii)	Upon downgrade of Party A below the Required Hedge Counterparty Rating or below “BBB-” or “A-3”, or if S&P or Moody’s withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Notes and Certificates.

(iv)	Party A shall pay all fees and expenses incurred in connection with any actions taken pursuant to Part 5(r)(i) and/or Part 5(r)(ii), including without limitation reimbursements to Party B for (I) commercially reasonable fees and expenses (including reasonable fees of counsel) incurred in connection with any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(r)(i) or in Part 5(r)(ii) above (whether or not they are completed within the required time period) and, if applicable, with the negotiation and documentation of a replacement hedge agreement and (II) the fees and expenses, if any, incurred in connection with any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(r)(i) or in Part 5(r)(ii) above (whether or not they are completed within the required time period) and, if applicable, with the negotiation and documentation of a replacement hedge agreement that is not covered by subclause (I) for so long as Party A shall have consented to such fees and expenses prior to their incurrence by Party B, with Party A’s consent not to be unreasonably withheld or delayed.

As used herein, “Required Hedge Counterparty Rating” means, with respect to Party A or an entity guaranteeing the obligations of Party A, (x) either (i) if Party A or such entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if Party A or such entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if Party A or such entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

(s) Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a “Confirmation” as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

(t) Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

“upon the earlier of learning that any such form or document is required or”

(u) Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

(v) Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

(w) Definitions. This Agreement shall be subject to the 2000 Definitions (the “2000 Definitions”) as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Sale and Servicing Agreement referred to in Part 5(k), except that for purposes hereof “Indenture Collateral” shall have the meaning ascribed to the term “Collateral” in the Indenture. If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Indenture, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Indenture; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

(x) Amendments. Section 9(b) is hereby amended as follows:

(i)	by inserting the following phrase immediately prior to the period at the end of the sentence: “and the Rating Agency Condition is satisfied”; and

(ii)	by adding the following text thereto immediately following the first sentence: “Amendments to this Agreement or the Schedule may not be effected in a Confirmation.”

(z) Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of Party B, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only Party B, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming, by through or under the parties hereto and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents.

(aa) Consent to Recording. Each party (i) consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, (ii) waives any further notice of such monitoring or recording, and (iii) agrees to notify (and, if required by law, obtain the consent of) its officers and employees with respect to such monitoring or recording. Any such recording may be submitted in evidence to any court or in any Proceeding for the purpose of establishing any matters pertinent to this Agreement or any Transaction.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BARCLAYS BANK PLC

By:	/s/ Justin Wray
Name:	Justin Wray
Title:	Director

ACCREDITED MORTGAGE LOAN TRUST 2006-2

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

Execution Copy

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of June 29, 2006

between

BARCLAYS BANK PLC	and	ACCREDITED MORTGAGE LOAN TRUST 2006-2
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party. Each of the following Transactions shall be subject to the terms and conditions of this Credit Support Annex: Trade Reference Number: 1252029B.

The first 12 paragraphs of the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law version) are hereby incorporated by reference.

Paragraph 13.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: None.

With respect to Party B: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a) , except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on the next Local Business Day following a Valuation Date”; and.

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount”. shall not have the meaning specified in Paragraph 3(b) and, instead, will have the following meaning:

“Credit Support Amount” means, (a) for any Valuation Date on which a Ratings Event (as defined below) has occurred and is continuing, the Secured Party’s Modified Exposure for that Valuation Date.

(ii)	Eligible Credit Support. On any date, the following items will qualify as “Eligible Credit Support” for each party:

Valuation Percentage
(A) cash in U.S Dollars	100%

(B) negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA or above)	98.6%

(C)   negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA or above)

To Be Determined

(D)   negotiable debt obligations issued after l8 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA or above)

To Be Determined

(E)   negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entities rated Moody’s Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 1 year but less than 3 years.

To Be Determined

(F)    negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody’s Aa 1 and S&P AA+ or above) with a residual maturity on such date equal to or greater than 3 years but less than 5 years.

To Be Determined

(G)   negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody’s Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 5 years but less than 7 years.

To Be Determined

(H)   negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody’s Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 7 years but less than 10 years.

To Be Determined

For the avoidance of doubt, where negotiable debt obligations are rated by only one of the above relevant rating agencies, the rating applied will be based on the rating of that agency. Notwithstanding the foregoing, the Eligible Collateral referenced above may only be posted if S&P has assigned a rating to such Eligible Collateral.

Where the ratings of the relevant agencies differ with respect to the same negotiable debt obligation, the lower of the ratings shall apply.

In addition, upon the occurrence of a Ratings Event, Party A shall agree on the Valuation Percentage in relation to (C) through (H) above with the relevant rating agency, which shall be S&P, Moody’s and Fitch (to the extent such rating agency has provided a rating for the underlying Certificates); provided, however, that if Party A is required to post collateral in accordance with the terms of this Agreement it shall post only (A) and (B) above until such time as the Valuation Percentages are agreed upon.

(iii)	Other Eligible Support. Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency, which shall be S&P and Moody’s (to the extent such ratings agency has provided a rating for the underlying Certificates)), shall have been obtained. For the avoidance of doubt there are no items which qualify as Other Eligible Support as of the date of this Annex.

(iv)	Thresholds.

(A)	“Independent Amount” means zero.

(B)	“Threshold” means for Party A:

1.	infinity, unless (i) a Ratings Event occurs and is continuing and (ii) Party A has not otherwise complied with Part 5(r) of this Agreement, then its Threshold shall be zero, or

2.	in the event that Party A has otherwise complied with Part 5(r)of this Agreement, its Threshold shall continue to be infinity.

“Threshold” means, for Party B: infinity

(C)	“Minimum Transfer Amount” means USD 100,000, provided, however, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, “Minimum Transfer Amount” means zero.

(D)	Rounding: The Delivery Amount and the Return Amount will not be rounded.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A. The Valuation Agent’s calculations shall be made in accordance with market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii)	“Valuation Date” means each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount.

(iii)	“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. Not applicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Credit Support will be calculated as follows:

For Eligible Credit Support comprised of cash, the amount of such cash.

For Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(ii)	Alternative. The provisions of Paragraph 5 will apply; provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians.

Party B is not and will not be entitled to hold Posted Collateral. Party B’s Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Indenture Trustee for the Notes (as defined in the Indenture) for Party B.

Initially, the Custodian for Party B is Deutsche Bank National Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that the Indenture Trustee shall invest Cash Posted Credit Support in such investments as directed in writing by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A. Absent timely instructions in writing, the Indenture Trustee shall hold Cash Post Credit Support uninvested. The Secured Party is authorized to liquidate any Posted Credit Support pursuant to written instructions from Party A.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the rate earned on Cash Posted Credit Support pursuant to clause (g)(ii) above.

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on each Distribution Date.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here: N/A.

(l)	Addresses for Transfers.

Party A:

For cash:	For Treasury Securities:
Barclays Bank PLC, NY ABA #026-002-574 F/O: Barclays Swaps & Options Group NY A/C #: 050019228 Ref: Collateral	Bank of NYC/BBPLCLDN ABA #021-000-018

Party B: To be specified in writing by Party B.

(m)	Other Provisions.

(i)	Additional Definitions. As used in this Annex:

“Local Business Day” means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Indenture Trustee, and (ii) in relation to a Transfer of Eligible Credit Support, a day on which the clearance system agreed between the parties for the delivery of Eligible Credit Support is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Credit Support for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree).

(ii)	Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(iii)	Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) Party A shall have no obligations under this Annex other than during a Collateral Requirement Period.

(iv)	Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(v)	Exposure. The parties agree that in the event of a Ratings Event relating to an action taken by S&P, the Valuation Agent shall internally verify its calculation of the Secured Party’s Exposure by reporting its calculation thereof to S&P on a weekly basis. In addition, in the case where the long term unsubordinated and unsecured debt of Party A ceases to be rated at least BBB+ by S&P, the Valuation Agent shall externally verify its calculation of the Secured Party’s Exposure by seeking two quotations from Reference Market-makers at the end of each month (such quotations being for amounts payable as described in the definition of “Market Quotations” in the Agreement where the date on which such quotations are sought is the Early Termination Date and the Transaction entered into pursuant to the Agreement is the only Termination Transaction). In the case where external verification of the Exposure calculation is required, the Valuation Agent must (i) obtain at least two such quotations (ii) may not obtain the quotations referred to above from the same Reference Market-maker in excess of four times during any 12 month period. Furthermore, the Exposure valuations should reflect the higher of two bids from Reference Market-makers that would be eligible and willing to provide the market quotation in the absence of the current provider and (iii) must submit to S&P the two bids provided by external parties. The collateral requirement should be based on the greater of the internal and external verifications. In the event the verification procedures set forth above indicate that there is a deficiency in the amount of Eligible Collateral that has been posted to the Secured Party, the Pledgor shall post the amount of Eligible Collateral necessary to cure such deficiency to the Secured Party within three Local Business Days.

(vi)	Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

(vii)	Additional Definitions. As used in this Annex:

“Ratings Event” means, the occurrence of an event described in either Part (5)(r)(i) or Part 5(r)(ii) of the Agreement where Party A has elected, in the case of Part 5(r)(i) and, as required pursuant to Part 5(r)(ii) to collateralize its Modified Exposure.

“Modified Exposure” means, for any Valuation Date, an amount equal to the greater of (a) the sum of Secured Party’s Exposure for that Valuation Date plus the Notional Volatility Buffer and (b) zero.

“Exposure” means, as of any date of determination, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

“Notional Volatility Buffer” as determined by the Valuation Agent for any date, means the outstanding Notional Amount of the Transaction on such date multiplied by the relevant percentage for such date as set out in the table below on such date.

Party A S&P Rating on such date	Less than or equal to 5 years to Termination Date of the Transaction	Less than or equal to 10 years but greater than 5 years to Termination Date of the Transaction
S-T Rating of A-2	3.25%	4.00%
S-T Rating of A-3	4.00%	5.00%
L-T Rating of BB+ or lower	4.50%	5.75%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

BARCLAYS BANK PLC		ACCREDITED MORTGAGE LOAN TRUST 2006-2

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Justin Wray	By:	/s/ Patricia M. Child
Name:	Justin Wray	Name:	Patricia M. Child
Title:	Director	Title:	Vice President